Exhibit 10.22

Execution Version

CERTAIN INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT (A) BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL OR (B) IN ACCORDANCE WITH ITEM 601(A)(6) OF REGULATION S-K DUE TO PERSONAL PRIVACY CONCERNS. INFORMATION THAT HAS BEEN SO REDACTED FROM THIS EXHIBIT HAS BEEN MARKED WITH “[***]” TO INDICATE THE OMISSION.

First Amendment to the

Intercompany Loan Agreement

between

GreenRock Corp

as Lender

and

Tep Renewables Limited

as Borrower

CONTENTS

1.	CONSTRUCTION	1

2.	AMENDED LOAN AGREEMENT	1

3.	WAIVER & DAMAGES	4

4.	MISCELLANEOUS	5

i

THIS AGREEMENT is dated 23 January  2024 and made between:

(1)	GreenRock Corp, an exempted company incorporated in Cayman Islands, with company number 399967, whose registered office is at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, K1–9009, Cayman Islands (“Lender”); and

(2)	TEP Renewables Limited, a company incorporated in England and Wales, with company number 09094126, whose registered office is at 23-25 Waterloo Place, Warwick Street, Leamington Spa, Warwickshire, England, CV32 5LA (“Borrower”),

(each a “Party” and together the “Parties”).

BACKGROUND

(A)	This Agreement is supplemental to and amends the intercompany loan agreement dated 2 November 2023 made between the Parties (the “Loan Agreement”).

(B)	The Lender has failed to comply with its obligations under Clause 4.4 (Making Available a Loan) of the Loan Agreement to make the Loans available to the Borrower on the relevant Utilisation Date.

(C)	Each of the Parties has agreed, subject to the terms of this Agreement, to make certain amendments to the Loan Agreement.

IT IS HEREBY AGREED as follows:

1.	CONSTRUCTION

1.1	Unless the contrary is expressed or defined herein, all defined terms in the Loan Agreement shall have the same meaning in this Agreement.

1.2	The construction provisions set out at Clause 1.2 (Construction and Third Party Rights) of the Loan Agreement shall apply equally to this Agreement.

2.	AMENDED LOAN AGREEMENT

2.1	In accordance with the provisions of Clause 16.4 (Amendments and Waivers) of the Loan Agreement, the Loan Agreement will be amended as set out in clause 2.2 of this Agreement.

2.2	With effect from the date hereof, the Loan Agreement will be amended as follows:

(A)	by deleting the definition of “Applicable Interest Rate” in Clause 1.1 (Definitions) and substituting it with the provision set out below:

“Applicable Interest Rate” means the percentage rate per annum which is the aggregate of:

(A)	Bank of England Base Rate; and

(B)	one per cent (1%),

unless Completion does not occur in accordance with the Sale and Purchase Agreement, in which case the Applicable Interest Rate shall be six point five per cent (6.5%) per annum.

(B)	by inserting the following new definition in Clause 1.1 (Definitions) after the definition of “Available Commitment”:

“Bank of England Base Rate” means the Bank of England’s Bank Rate as published by the Bank of England from time to time, and if at any time that rate is less than zero then the Bank of England Base Rate shall be deemed to be zero at that time.

(C)	by deleting the definitions of “EURIBOR”, “Euro”, “EUR” and “€” in Clause 1.1 (Definitions) in their entirety.

(D)	by deleting the definition of “Facility” in Clause 1.1 (Definitions) and substituting it with the provision set out below:

“Facility” means the GBP terms loan facility granted to the Borrower in this Agreement.

(E)	by inserting the following new definition in Clause 1.1 (Definitions) after the definition of “Financial Indebtedness”:

“GBP”, “Pound Sterling” and “£” means the lawful currency of the United Kingdom.

(F)	by deleting the definition of “Loans” in Clause 1.1 (Definitions) and substituting it with the provision set out below:

“Loans” means the principal amount outstanding of the loans for Tranche A, Tranche B, Tranche C and Tranche D and “Loan” means the principal amount outstanding of any of them under this Agreement.

(G)	by deleting the definitions of “Participating Member State” and “Quotation Day” in Clause 1.1 (Definitions) in their entirety.

(H)	by deleting the definition of “Sale and Purchase Agreement” in Clause 1.1 (Definitions) and substituting it with the provision set out below:

“Sale and Purchase Agreement” means the sale and purchase agreement between Mr Leonardo Montesi and Mrs Ralouka Yabroudi Montesi as Sellers and the Lender as purchaser dated 2 November 2023, as amended by the SPA Amendment Agreement.

(I)	by deleting the definitions of “Screen Rate” in Clause 1.1 (Definitions) in its entirety.

(J)	by inserting the following new definition in Clause 1.1 (Definitions) after the definition of “Sale and Purchase Agreement”:

“SPA Amendment Agreement” means the amendment agreement to the Sale and Purchase Agreement between Mr Leonardo Montesi and Mrs Ralouka Yabroudi Montesi as Sellers and the Lender as purchaser dated 23 January 2024.

(K)	by deleting the definitions of “T2” and “Target Day” in Clause 1.1 (Definitions) in their entirety;

(L)	by deleting the definition of “Total Commitment” in Clause 1.1 (Definitions) and substituting it with the provision set out below:

“Total Commitment” means £2,300,000.00 (two million three hundred thousand Pounds sterling), being an amount equal to the aggregate of the Tranche A, Tranche B, Tranche C and Tranche D amounts.

(M)	by inserting the following new definition in Clause 1.1 (Definitions) after the definition of “Tranche C”:

“Tranche D” has the meaning given to it in Clause 2.1.

(N)	by deleting Clause 2 (Facility) and substituting it with the provisions set out below:

2	FACILITY

2.1	Subject to the terms of this Agreement, the Lender makes available to the Borrower a term loan facility in an aggregate amount equal to the Total Commitment in four (4) tranches as follows (each, a “Tranche”, together the “Tranches”):

2.1.1	subject to Clause 2.2, tranche A in the amount of £250,000.00 (two hundred and fifty thousand Pounds sterling) to be drawn down on 24 January 2024 (“Tranche A”);

2.1.2	tranche B in the amount of £150,000.00 (one hundred and fifty thousand Pounds sterling) to be drawn down no later than 26 January 2024 (“Tranche B”); and

2.1.3	tranche C in the amount of £600,000.00 (six hundred thousand Pounds sterling) to be drawn down no later than 31 January 2024 (“Tranche C”); and

2.1.4	tranche D in the amount of £1,300,000.00 (one million three hundred thousand Pounds sterling) to be drawn down no later than 9 February 2024 (“Tranche D”).

together, the “Facility Amount”.

2.2	The Parties acknowledge and agree that the Lender advanced an amount of £50,000.00 (fifty thousand Pounds sterling) to the Borrower on or around 6 January 2024 and that such amount (i) comprises part of Tranche A, (ii) will be treated as had having been advanced by the Lender to the Borrower on the terms of this Agreement, and (iii) will be deducted from the Tranche A amount to be advanced by the Lender to the Borrower in accordance with Clause 2.1.1.

(O)	reference to “Euro” in Clause 4.3 (Currency) shall be deleted and replaced with “Sterling”; and

(P)	by deleting Clause 9.4 (Day count convention) and substituting it with the provision set out below:

9.4 Day Count convention

Any interest, commission or fee accruing under this Agreement shall accrue from day to day and the amount of any such interest, commission or fee is calculated on the basis of the actual number of days elapsed and a year of 365 days.

3.	WAIVER & DAMAGES

3.1	The Parties acknowledge that the Lender failed to advance to the Borrower the sums of (i) €946,073.79 and €1,419,110.70 as required under clause 2.1 of the Loan Agreement (as originally drafted) (“Original Loan Amounts”); and (ii) £433,000, £415,000 and £750,000, which purported to replace the Original Loan Amounts in accordance with a letter agreement dated 29 December 2023 between the Lender, Mr Leonardo Montesi and Mrs Ralouka Yabroudi Montesi (“Letter Agreement”) (and the sums referred to in (i) and (ii) above being, together the “Relevant Loan Amounts”).

3.2	As liquidated damages for such failure by the Lender and in consideration of the Borrower waiving any claims arising as a result of such failure the Lender shall pay the Borrower the sum of €500,000.00 (five hundred thousand Euros) (“Liquidated Damages Amount”) on or before 28 February 2024; provided; however; that:

(A)	the Liquidated Damages Amount will not comprise any part of the Total Commitment and the Borrower shall not be required to repay such amount to the Lender in any circumstances; and

(B)	the Borrower agrees that the Liquidated Damages Amount will constitute the sole remedy of the Borrower in respect of any and all claims by the Borrower against the Lender arising out of or in relation to the Lender’s failure to advance the Relevant Loan Amounts to the Borrower in terms of the Letter Agreement and any Loan amounts to the Borrower under this Agreement (save for any claims for payment of the Total Commitment in accordance with the provisions of this Agreement).

3.3	With effect from the date of receipt of the Liquidated Damages Amount by the Borrower, the Borrower unconditionally and irrevocably waives and releases the Lender from any and all claims arising out of or in relation to any failure to provide the Relevant Loan Amounts to it in accordance with the Loan Agreement and/or the Letter Agreement.

4.	MISCELLANEOUS

4.1	Continuity

The provisions of the Loan Agreement shall, save as amended in this Agreement, continue in full force and effect, and shall be read and construed as one document with this Agreement.

4.2	Partial Invalidity

If, at any time, any provision of this Agreement is or becomes illegal, valid or unenforceable in any respect under any law of any relevant jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

4.3	Amendments and Waivers

Any term of this Agreement may be amended or waived only with the written consent of the Lender.

4.4	Incorporation of Terms

The provisions of Clause 16.5 (Assignment), Clause 17 (Notices) and Clause 18 (Counterparts) of the Loan Agreement shall be deemed to be set out in full in this Agreement with all references to “this Agreement” being deemed to be a reference to this Agreement.

4.5	Governing Law

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including any non- contractual disputes or claims) shall be governed by and construed in accordance with English law.

4.6	Enforcement

The courts of England have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual dispute or claim).

This document has been executed as a deed and is delivered and takes effect at the date stated at the beginning of it

GREENROCK CORP

/s/ Per Regnarsson
EXECUTED AS A DEED by GreenRock Corp
acting by Per Regnarsson, a director, duly authorised in accordance with the laws of the Cayman Islands

/s/ Charles Emil Ratelband
EXECUTED AS A DEED by GreenRock Corp
acting by Charles Emil Ratelband, a director, duly authorised in accordance with the laws of the Cayman Islands

Notice details:

For the attention of: Mr Per Regnarsson

Email: [***]

Address: [***]

with copy to (provided a copy shall not constitute notice):

For the attention of: Mr Joseph O’Sullivan

Email: [***]

Address: [***]

TEP RENEWABLES LIMITED

/s/ Leonardo Montesi
EXECUTED AS A DEED by TEP Renewables Limited
acting by Leonardo Montesi, a director, duly authorised in accordance with the laws of the England and Wales in the presence of
Signature of witness:	/s/ Danilo Lauroni
Name of witness:	Danilo Lauroni

Address of witness:	–[***]
Occupation of witness:	Finance Director

Notice details:

For the attention of: Mr Leonardo Montesi

Email: [***]

Address: [***]

with copy to (provided a copy shall not constitute notice):

For the attention of: Jonathan Cripps

Email: [***]

Address: [***]